Exhibit 10.2

FORM OF
LXP INDUSTRIAL TRUST
NONVESTED SHARE AGREEMENT
(Performance and Service)

This LXP INDUSTRIAL TRUST NONVESTED SHARE AGREEMENT (PERFORMANCE AND SERVICE) (this “Agreement”) is effective as of January 1, 202__ (the “Effective Date”) by and between LXP Industrial Trust, a Maryland real estate investment trust (the “Company”) and _________________ (the “Participant”).
WITNESSETH THAT:
WHEREAS, the Participant, as an employee of the Company, is eligible to participate in the LXP Industrial Trust 2022 Equity-Based Award Plan (the “Plan”), and understands and recognizes that terms within the Agreement that begin with initial capital letters have the definitions set forth below or in the Plan; and
WHEREAS, the Compensation Committee of the Board of Trustees of the Company (the “Compensation Committee”) has approved this grant of an award to the Participant of the common shares of the Company, par value $0.0001 (“Company Shares”), herein, subject to the terms and conditions of the Plan and this Agreement, in order to incentivize the Participant’s performance, to enable the Participant to acquire an additional equity interest in the Company and to retain the Participant over the term of this Agreement.
NOW, THEREFORE, in consideration of the agreements hereinafter contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
1.Grant of Shares.

(a)Subject to the restrictions and terms and conditions set forth in this Agreement and the Plan, including the vesting requirements set forth in Section 2 hereof, the Company hereby grants to the Participant, as of the Effective Date: (i) a Performance Award consisting of: (x) __________ Company Shares (the “Index Shares”) and (y) ____________ Company Shares (the “Peer Group Shares,” and, together with the Index Shares, collectively, the “Performance Company Shares”), and (ii) a Restricted Share Award consisting of ___________ Company Shares (the “Restricted Shares,” and, together with the Performance Company Shares, collectively, the “Nonvested Company Shares”).
(b)The Participant agrees that the Participant’s ownership of the Nonvested Company Shares, until vesting, if any, shall be evidenced solely by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated share transfer agent in the Participant’s name.
2.Vesting of Company Shares. Except as otherwise provided in Section 3 below:
(a)The Performance Company Shares shall vest and become fully vested after December 31, 20__ (the “End Date”), only if and to the extent (i) the Participant remains in Continuous Service from the Effective Date through the End Date (the “Performance Period”), and (ii) the Company attains during the Performance Period the applicable performance goals, as set forth on Appendix A hereto (the “Performance Goals”) as determined by the Compensation Committee within thirty (30) days following the End Date. Vesting shall occur only pursuant to the performance conditions, as set forth in Appendix A and as determined by the Compensation Committee in its sole and absolute discretion. The Performance Company Shares which do not vest following the Performance Period shall immediately and without notice be forfeited and the Participant shall have no rights with respect to such Performance Company Shares.
(b)One-third of the Restricted Shares shall vest and become fully vested on January 1st of each of 20__, 20__ and 20__, so long as the Participant remains in Continuous Service from the Effective Date through the applicable vesting date.
3.Nontransferability and Acceleration/Forfeiture.
(a)The Participant acknowledges that prior to the date on which vesting, if any, is determined to have occurred pursuant to Section 2 above or upon the expiration of the applicable Performance Period, the Nonvested Company Shares may not be sold, transferred, pledged, assigned, encumbered or otherwise disposed of (whether voluntarily or involuntarily or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)). Upon the date on which vesting, if any, is determined to have occurred, as set forth in Section 2 hereof, and subject to the satisfaction of any tax obligations in accordance with Section 5 hereof, the restrictions set forth in this Agreement with respect to the applicable Nonvested Company Shares theretofore shall lapse and such Nonvested Company Shares shall be released from the Company’s restricted CUSIP file and be vested Company Shares.
(b)Subject to the terms and conditions of any definitive written employment agreement between the Participant and the Company or, if no such definitive written employment agreement exists, any written executive severance policy then in effect (a “Service Agreement”), (i) if the Participant’s Continuous Service ends prior to vesting (if any) at the complete expiration of the Performance Period, the Participant agrees that all of the Nonvested Company Shares, that are nonvested in accordance with Section 2(a) and (b) hereof as of the date of such termination, together with any dividends or distributions on account of such Nonvested Company Shares held by the Company for the Participant, shall be immediately and unconditionally forfeited and will revert to the Company without any action required by the Participant or the Company.
4.Rights as Shareholder. The Participant shall have all rights of a shareholder with respect to the Nonvested Company Shares for record dates occurring on or after the date of this Agreement and prior to the date any such Nonvested Company Shares are forfeited in accordance with this Agreement, except that any and all dividends or distributions with respect to the Nonvested Company Shares declared prior to vesting (if any) at the expiration of the applicable Performance Period shall be held by the Company for the Participant and shall be paid, without any interest, to the Participant upon such vesting (if any) at the expiration of the applicable Performance Period, unless either (i) not vesting pursuant to Section 2 above, or (ii) being forfeited in accordance with Section 3(b) hereof.

5.Withholding Tax Obligations. The Participant acknowledges the existence of federal, state and local income tax and employment tax withholding obligations with respect to the vesting (if any) of the Nonvested Company Shares and agrees that such obligations must be met. To ensure payment of such tax obligations, vested Company Shares otherwise deliverable to the Participant pursuant hereto shall be automatically withheld in full satisfaction of such tax obligations in an amount equal to the minimum statutory withholding tax obligation, with such delivery to be specifically exempted from Section 16(b) of the Securities Exchange Act of 1934, as amended. To the extent any additional tax obligations arise exceeding the minimum statutory withholding tax amount, the Participant shall be required to pay and the Company shall have the right to withhold or otherwise require a Participant to remit to the Company any amount sufficient to pay any such taxes no later than the date as of which the value of any Nonvested Company Shares first become includible in the Participant’s gross income for income or employment tax purposes. The Participant hereby notifies the Company that Participant will not make an election with respect to any portion of the Company Shares pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended.
6.Limitation of Rights. Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of the Company as an employee or in any other capacity, or to interfere with the Company’s right to discharge Participant at any time for any reason whatsoever.
7.Receipt and Acceptance of Plan. The Participant acknowledges receipt of a copy of the Plan and agrees to be bound by all terms and provisions thereof. If and to the extent that any provision herein is inconsistent with the Plan, the Plan shall govern.
8.Recoupment. Any amounts payable or awarded under this Agreement are subject to any policy (whether in existence as of the date first set forth above or later adopted) established by the Company providing for reimbursement, termination, rescission, recapture, clawback or recovery of amounts that were paid or awarded to the Participant.
9.Assignment. This Agreement shall be binding upon and inure to the benefits of the Company, its successors and assigns and the Participant and Participant’s heirs, executors, administrators and legal representatives.
10.Governing Law. This Agreement and the obligation of the Company to transfer Company Shares shall be subject to all applicable federal and state laws, rules and regulations and any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Compensation Committee of the Company shall, in its sole discretion, determine to be necessary or applicable. This Agreement shall be construed in accordance with and governed by the law of the State of Maryland.
11.Amendment. Except as otherwise permitted by the Plan, this Agreement may not be modified or amended, nor may any provision hereof be waived, in any way except in writing signed by the party against whom enforcement thereof is sought.
12.Execution. This Agreement may be executed in counterparts each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer and the Participant has executed this Agreement effective as of the date first above written.

LXP INDUSTRIAL TRUST

By:
Name:
Title:

PARTICIPANT

Appendix A

Index Shares – Discrete Ranking

The percentage of the Index Shares that shall vest at the end of the Performance Period will be based on the percentile rank of the Company’s TSR relative to the TSR of all of the constituent companies in the Index, referenced hereafter as the “Company’s Index Percentile Rank” in the Index, as follows:

•If the Company’s Index Percentile Rank is less than the 33rd percentile, then no Index Shares shall vest.
•If the Company’s Index Percentile Rank is equal to the 50th percentile, then 25% of the Index Shares shall vest.
•If the Company’s Index Percentile Rank is equal to the 75th percentile, then 50% of the Index Shares shall vest.
•If the Company’s Index Percentile Rank is equal to or in excess of the 75th percentile, then 100% of the Index Shares shall vest.
•If the Company’s Index Percentile Rank is between the 33rd percentile and the 50th percentile or between the 50th percentile and the 75th percentile, then the number of Index Shares that shall vest shall be determined by means of linear interpolation.

Peer Group Shares – Continuous Ranking

The percentage of the Peer Group Shares that shall vest at the end of the Performance Period is based on the Company’s TSR relative to the TSR of all the companies in the Peer Group, referenced hereafter as the “Company’s PG Percentile Rank,” as follows:

•If the Company’s PG Percentile Rank is less than the 33rd percentile, then no Peer Group Shares shall vest.
•If the Company’s PG Percentile Rank is equal to the 33rd percentile, then 25% of the Peer Group Shares shall vest.
•If the Company’s PG Percentile Rank is equal to the 50th percentile, then 50% of the Peer Group Shares shall vest.
•If the Company’s PG Percentile Rank is equal to the 75th percentile, then 100% of the Peer Group Shares shall vest.
•If the Company’s PG Percentile Rank is between the 33rd percentile and the 50th percentile or between the 50th percentile and the 75th percentile, then the number of Peer Group Shares that shall vest shall be determined by means of linear interpolation.

Definitions

“Index” means ___________________ (or a successor index selected by the Compensation Committee if such index ceases to exist and the Company is unable to obtain information sufficient to track the constituent companies in such index), except any company that (1) ceases to be publicly traded at any point during the Performance Period or (2) was added to the Index during the Performance Period, shall be excluded from the Index. In lieu of excluding any company from the Index altogether, the Compensation Committee may adjust the calculation of TSR to the extent determined by the Compensation Committee in its reasonable discretion. For the avoidance of doubt, the Index includes the Company.

“Index Percentile Rank” shall be calculated using the following formula:

    Index Percentile Rank = (N-R)/(N-1)

    Where:

    N = the number of constituent companies in the Index, as applicable.

R = the numeric rank of a given constituent company’s TSR during the Performance Period relative to the rank of all of the constituent companies in the Index.

The highest rank, R = 1, corresponds to the 100th Index Percentile Rank, and the lowest rank R = N, corresponds to the 0th Index Percentile Rank.

“Peer Group” means the competitor peer group consisting of:

For the avoidance of doubt, the Peer Group excludes the Company. Any company in the Peer Group shall be removed from the Peer Group if it ceases to be publicly traded at any point during the Performance Period. Additionally, if the Compensation Committee otherwise reasonably determines that a company in the Peer Group is no longer suitable for the purposes of this Agreement, then the Compensation Committee in its reasonable discretion may select a comparable company to be added to the Peer Group or may determine not to select a replacement company to be added to the Peer Group and thus reduce the number of companies in the Peer Group, provided that in either case the TSR comparison provided herein remains meaningful and consistent across the relevant measurement period. At any time and from time to time, the Compensation Committee may make equitable adjustments to the composition of the Peer Group to manage any extenuating circumstances that may develop during the Performance Period.

“PG Percentile Rank” shall be calculated with respect to the Performance Period as follows:

The Percentile Rank of each of the companies in the Peer Group shall be defined:

Percentile Rank = (N-R)/(N-1)

    Where:

    N = the number of constituent companies in the Peer Group.

R = the numeric rank of a given constituent company’s TSR during the Performance Period relative to the rank of all of the constituent companies in the Peer Group.

Note, the highest rank, R = 1, corresponds to the 100th Percentile Rank, and the lowest rank R = N, corresponds to the 0th Percentile Rank.

•If the Company’s TSR is lower than the TSR of each of the companies in the Peer Group, then the PG Percentile Rank shall be 0%.
•If the Company’s TSR is higher than the TSR of each of the companies in the Peer Group, then the PG Percentile Rank shall be 100%.
•If the Company’s TSR is higher than the company with the lowest TSR in the Peer Group, but less than the company with the highest TSR in the Peer Group, then the PG Percentile Rank shall be determined by means of linear interpolation between the company with the TSR immediately higher than the Company’s TSR and the company with the TSR immediately lower than the Company’s TSR.

“Share” means a share of common equity of the Company or a company in the Index or the Peer Group, as applicable.

“Share Price” means, (i) with respect to a purchase, the average closing price on the stock exchange a Share is then listed for the twenty consecutive trading days with the first day of such period on the date of purchase, or (ii) with respect to a sale, the average closing price on the stock exchange a Share is then listed for the twenty consecutive trading days with the last day of such period on the date of sale.

“TSR” shall mean, with respect to the Performance Period, the compounded total annual return that would have been realized by a shareholder who (1) bought one Share on the first day of the Performance Period at the Share Price, (2) reinvested each dividend or other distribution declared during the Performance Period with respect to such Share (including any other Shares previously received upon reinvestment of dividends or other distribution) in additional Shares at the Share Price on the applicable dividend payment date and (3) sold such Shares on the last day of the Performance Period at the Share Price on such date. In calculating TSR, it is the current intention of the Compensation Committee to use total return to stockholders data available from one or more third party sources, although the Compensation Committee reserves the right to retain the services of a consultant to analyze relevant data or perform calculations in its reasonable discretion for any calculations required hereunder.